UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2008 (June 30, 2008)

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33522 (Commission File Number)	20-2110031 (I.R.S. Employer Identification No.)
Three Riverway, Suite 300 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(713) 579-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 8.01 Other Events.

On June 30, 2008, Synthesis Energy Systems, Inc. (the “Company”) announced the sale of an additional 1,500,000 shares of its common stock at a price per share to the public of $9.25 pursuant to the over-allotment option granted to the underwriters in connection with its previously announced public offering of 10,000,000 shares of its common stock.  The Company has now received in the aggregate approximately $100 million of proceeds from the offering, net of underwriting discounts and expenses.  A copy of the press release announcing the option closing is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the contents thereof are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(a)

Financial Statements of business acquired

None.

(b)

Pro Forma Financial Information

None.

(c)

Shell Company Transactions

None.

(d)

Exhibits

99.1

Press release dated June 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: June 30, 2008	/s/ David Eichinger
David Eichinger
Chief Financial Officer

Exhibit Index

99.1

Press release dated June 30, 2008.